INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA
                    25,000,000 SHARES COMMON STOCK AUTHORIZED

This                                                            CUSIP __________
certifies                                                      SEE REVERSE FOR
that                                                         CERTAIN DEFINITIONS


is the owner of

             FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK OF



  transferable on the books of the corporation in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate and the shares represented hereby are subject to the laws of the State of Nevada, and to the Certificate of Incorporation and Bylaws of the Corporation,
as now or hereafter amended. This certificate is not valid unless countersigned by the Transfer Agent. WITNESS the facsimile seal of the Corporation and the signature of its duly authorized officers.


DATED

                                     [SEAL]    ______________



                                                 PRESIDENT/
                                                 SECRETARY


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